Exhibit 99.1

Contacts:	Joyce Schuldt, Executive VP & CFO
Pioneer Drilling Company
210-828-7689
Ken Dennard / ksdennard@drg-e.com
Lisa Elliott / lelliott@drg-e.com
DRG&E / 713-529-6600

FOR IMMEDIATE RELEASE

Pioneer to Acquire WEDGE Well Services, WEDGE Wireline,

and WEDGE Fishing & Rental Services

Company schedules conference call for Monday, February 4, 2008 at 11:00 a.m. Eastern

February 1, 2008, San Antonio, Texas — Pioneer Drilling Company (AMEX: PDC) (“Pioneer”) announced today that it has entered into a definitive purchase agreement to acquire WEDGE Well Services, L.L.C., WEDGE Wireline, Inc. and WEDGE Fishing and Rental Services, L.L.C. (the “Wedge Companies”) from affiliates of WEDGE Group Incorporated for $303 million in cash, subject to customary adjustments. The Wedge Companies provide oil and gas well workover, wireline, and fishing and rental services for energy producers in the United States. The closing of the transaction, which is expected before the end of first quarter of 2008, is subject to obtaining certain regulatory approvals, Pioneer’s receipt of financing for the acquisition and other customary closing conditions. The acquisition is expected to be significantly accretive to calendar year 2008 earnings and cash flow per share.

Wm. Stacy Locke, Pioneer’s President and Chief Executive Officer, stated, “This transaction further transforms Pioneer from a pure-play U.S. land driller into a multi-national energy services provider. Together with our recent expansion into the international land drilling market, this acquisition substantially advances Pioneer’s goal of building a best-in-class energy services company with multiple geographic and product platforms. The Wedge Companies’ growth strategy mirrors Pioneer’s in that both employ modern fleets that deliver enhanced value to their customers. Further, the combination positions Pioneer to extend its customer base and capture a larger share of E&P spending by offering diversified services required through the life of the well. The Wedge Companies have an outstanding management team, as well as seasoned operations and support staff, which, when combined with Pioneer’s, will produce a top-notch team.”

The various enhancements that the Wedge Companies will bring to Pioneer include:

•	New platforms for growth through domestic and international expansion as well as the opportunity to add other complementary production-related services;

•

Premium, high quality assets, including 60 workover rigs, predominately 550 horsepower class, and 45 wireline units with an average age of 1.2 years and 2.8 years, respectively, providing a stable foundation for Pioneer’s entry into the production services market;

•	A natural, overlapping market presence in Pioneer’s key operating regions that creates significant opportunities for cross-selling of services;

•	Enhanced exposure to the stable, less cyclical production phase of the well life; and

•	A seasoned management team, each with over 25 years of industry experience, which has a proven track record of managing growth.

“Pioneer looks forward to welcoming the Wedge Companies’ management team, employees and customers to the Pioneer family,” added Mr. Locke. “Joe Eustace, President of the Wedge Companies, and his management team have executed their growth strategy flawlessly. Together, we look forward to carrying out our mission to become a premier energy services provider. Not only will the combined companies’ young fleet operate safely and efficiently, but will allow us to attract and retain the best operational talent in the industry. In so doing, we will be well positioned from a competitive standpoint to meet and exceed our customers’ expectations and grow our market share accordingly. We are thrilled to deliver a broader suite of state-of-the-art services to our current and future customers.”

Mr. Eustace will join Pioneer as President of the new Energy Services Division. He and his management team, which includes Joe Freeman, Vice President Operations– Well Services, Mark Gjovig, Vice President Operations– Wireline Services, and Randy Watson, Vice President Operations– Fishing & Rental Services, each bring over 25 years of experience in their respective business lines.

Pioneer expects to finance the purchase of the Wedge Companies through a combination of existing cash and a new, five year, senior secured revolving credit facility of up to $350 million led by Wells Fargo Bank, N.A. and Fortis Merchant Banking. The proposed credit facility, the terms of which allow for an expansion of up to $50 million in additional indebtedness subject to certain conditions, should provide a foundation of liquidity to assist Pioneer in meeting its future growth needs. The Company expects to complete the syndication of the credit facility in the coming weeks.

Simmons & Company International acted as financial advisor and Fulbright & Jaworski L.L.P. acted as legal advisor to Pioneer in this transaction.

CONFERENCE CALL INFORMATION

Pioneer’s management team will hold a conference call, Monday, February 4, 2008, at 11:00 a.m. Eastern Time (10:00 a.m. Central), to discuss this transaction. To participate in the call, dial (303) 262-2141 at least 10 minutes before the conference call begins and ask for the Pioneer conference call. A replay of the call will be available approximately two hours after the call ends and will be accessible until February 11, 2008. To access the replay, dial (303) 590-3000 and enter the pass code 11108304#.

Investors, analysts and the general public can listen to the conference call over the Internet by accessing Pioneer’s Web site at http://www.pioneerdrlg.com. To listen to the live call on the Web, please visit Pioneer’s Web site at least 10 minutes early to register, download and install any necessary audio software. An archive will be available shortly after the call. For more information, please contact Donna Washburn at DRG&E at (713) 529-6600 or e-mail dmw@drg-e.com.

ABOUT PIONEER DRILLING COMPANY

Pioneer provides land contract drilling services to independent and major oil and gas operators drilling wells in Texas, Louisiana, Oklahoma, Kansas and in the Rocky Mountain region and internationally in Colombia. Its fleet consists of 69 land drilling rigs that drill in depth ranges between 6,000 and 18,000 feet.

ABOUT THE WEDGE COMPANIES

The Wedge Companies provide workover rig services, wireline services and fishing and rental services to U.S. oil and gas producers.

WEDGE Well Services, LLC provides a range of well services in the U.S. Gulf Coast region and East Texas utilizing a fleet of 60 (1- 400 horsepower rig, 55- 550 horsepower rigs and 4- 60 horsepower rigs) rigs and pump packages capable of working at depths of 20,000 feet to complete, maintain, and workover oil and natural gas producing wells. Ten new well service rigs are on order for delivery in 2008.

WEDGE Wireline Services, Inc. offers open and cased-hole wireline services in the Mid-Continent region, the Rockies, Wyoming and North Dakota with a fleet of 45 wireline units. Services include radial and standard cement bond logging with gamma-ray-neutron, casing calipers, temperature logging, pipe recovery, bridge plugs and a full range of perforating, including tubing-conveyed perforating.

WEDGE Fishing and Rental Services, LLC provides services out of four locations in Texas and Oklahoma offering fishing and rental equipment, air drilling equipment, power swivels and blowout preventers.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and is subject to risks and uncertainties. Statements in this press release that are not historical, including statements regarding Pioneer’s or its management’s intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to the pending acquisition; closing date; and the terms of and ability to obtain permanent financing for the acquisition. Pioneer wishes to caution you that there are some factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to: difficulty in integrating the services of the Wedge Companies into Pioneer in an efficient and effective manner; challenges in achieving strategic objectives; the risk that our markets do not evolve as anticipated; and the potential loss of the services of key employees of the Wedge Companies, including those of Mr. Eustace. Pioneer refers you to the documents it files from time to time with the SEC, specifically the section titled “Item 1A. Risk Factors” of Pioneer’s most recent Annual Report filed on Form 10-K and Quarterly Report filed on Form 10-Q, which contains and identifies other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

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